                                                                   EXHIBIT 4.20

                                   BOND POWER

  For value received, the undersigned hereby sells, assigns and transfers unto

Please insert Social
Security or other tax
Identifying number of
Assignee:

--------------------------------------------------------------
(name and address of assignee)

--------------------------------------------------------------

the following described bond:

         $___________________ principal amount of the Development Authority of Heard County Taxable Industrial Development Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999

and hereby irrevocably constitutes and appoints ______________________________, attorney-in-fact, to transfer the same on the Bond Register in the ___________________ office of The Chase Manhattan Bank as Registrar, or in the office of its successors as Registrar, with full power of substitution in the premises.

Date:    November 10, 1999

TENASKA GEORGIA PARTNERS, L.P.

By:      /S/_____________________________
         Michael F. Lawler
         Vice President of Finance & Treasurer

                            UNITED STATES OF AMERICA

                                STATE OF GEORGIA

                      DEVELOPMENT AUTHORITY OF HEARD COUNTY

                   TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND

                    (TENASKA GEORGIA PARTNERS, L.P. PROJECT)

                                   SERIES 1999

         THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, EXCEPT FOR THE PLEDGE HEREOF BY THE INITIAL PURCHASER TO THE COLLATERAL AGENT AS DESCRIBED HEREIN, MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED NOR MAY THE EXTENT OF ITS REGISTRATION BE REDUCED, WITHOUT OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE ISSUER AND THE LESSEE REFERRED TO IN THIS BOND TO THE EFFECT THAT SUCH TRANSFER OR CHANGE IN THE EXTENT OF REGISTRATION WILL NOT VIOLATE APPLICABLE SECURITIES LAWS.

No. R-1                                                             $275,000,000

         FOR VALUE RECEIVED, the Development Authority of Heard County (the "Issuer"), an instrumentality of Heard County, Georgia, and a public corporation created and existing under the laws of the State of Georgia, hereby promises to pay to Tenaska Georgia Partners, L.P., or registered assigns (the "Initial Purchaser"), solely from the fund hereinafter described and from no other source, the principal sum of

                    TWO HUNDRED SEVENTY-FIVE MILLION DOLLARS

such amount to be paid on February 1 and August 1 of the years and in the amounts set forth on EXHIBIT "A" attached hereto, with the final payment of such principal to be made on February 1, 2030, and to pay to the registered owner hereof solely from said special fund, interest hereon at the rate of nine and one-half percent (9 1/2%) per annum (calculated on the basis of a 30-day month, 360-day year), payable on February 1 and August 1 of each year (each such date an "Interest Payment Date") until the principal hereof is paid, from the last Interest Payment Date to which interest has been paid or provided for, unless:
(1) the date of authentication of this Bond is an Interest Payment Date to which interest has been paid or provided for, then from the date of authentication hereof, or (2) such authentication date shall be after any Record Date (hereinafter defined) and before the next succeeding Interest Payment Date in which case interest shall be paid from the next succeeding Interest Payment Date. Interest due on this Bond on any Interest Payment Date shall be paid to the registered owner hereof as shown on the registration books kept by the Registrar on the 15th day (whether or not a business day) of the month immediately preceding such Interest Payment Date (each such date a "Record Date"). The principal of and the interest on this Bond shall be payable in lawful money of the United States of America by check mailed to the registered owner hereof at the orders shown on the Bond Register or to the order of any subsequent registered owner hereof on the applicable Record Date at the address shown on the Bond Register, unless there shall be in effect, as provided in the hereinafter mentioned Indenture, a home office payment agreement satisfactory to the Trustee. Payment of the final installment of principal on this Bond shall be made upon surrender of this Bond to The Chase Manhattan Bank, at is principal corporate trust office in New York, New York or at the principal office of its success or in trust (said Trustee and any successor trustee being hereinafter called the "Trustee") under the Indenture of Trust (the "Indenture") between the Issuer and the Trustee. Such payment shall be made to the person in whose name this Bond is registered on the Bond Register with respect to payment of principal, on the date such principal is due and with respect to the payment of interest.

         This Bond is a fully registered bond comprising one of a duly authorized series in the aggregate principal amount of $275,000,000 (the "Bonds"), of like tenor except as to numbers, issued under and secured by the Indenture and an authorizing resolution of the Issuer adopted on October 5, 1999, as supplemented by a resolution of the Issuer adopted November 4, 1999, for the purpose of financing the acquisition of certain real estate (the "Leased Land"), the acquisition, construction and installation of certain buildings and structures thereon (the "Building") and the acquisition, construction and installation of new machinery and equipment and related real and personal property therein (the "Leased Equipment") (collectively, the "Project") for lease to Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "Lessee") pursuant to a Lease Agreement, dated as of November 1, 1999 (the "Lease Agreement") between the Issuer and the Lessee.

         This Bond will be pledged by the Initial Purchaser to The Chase Manhattan Bank, as collateral agent (the "Collateral Agent"), pursuant to the terms of that certain Partnership Assignment and Security Agreement, dated as of November 1, 1999, among the Purchaser, the Senior Parties listed therein and the Collateral Agent, in order to secure certain obligations of the Initial Purchaser to the Senior Parties with respect to the Project.

         This Bond and the interest hereon shall not be deemed to constitute a debt or a general obligation or a pledge of the faith and credit of the State of Georgia or of Heard County, and does not directly, indirectly or contingently obligate said State or County to levy or to pledge any form of taxation whatever for the payment of such principal and interest. This Bond is payable solely from the rental payments and other payments received under the Lease Agreement (hereinafter described) together with all other rents, revenues and receipts arising out of or in connection with the Issuer's ownership of the Project (except for certain indemnification rights provided therein) and the Issuer is obligated to pay the principal of and the interest on this Bond only from the fund entitled "Development Authority of Heard County Revenue Bond Fund - Tenaska Georgia Partners, L.P. Project, Series 1999 (the "Bond Fund"), created in the Indenture. No recourse shall be had for the payment of the principal of and the interest on this Bond against any officer or member of the Issuer.

         This Bond is issued and the Indenture was authorized, executed and delivered by the Issuer under and pursuant to the Constitution and laws of the State of Georgia, including particularly, as amended, and the aforesaid resolution of the Issuer. Pursuant to the terms of the Lease Agreement, the Lessee must pay to the Issuer rental payments which are pledged to, and will be fully sufficient to provide for, the payment of the principal of and the interest on the Bonds as the same become due. In addition, the Issuer conveyed that portion of the Project consisting of real property and granted a security interest in that portion of the Project consisting of personal property and has assigned all leases and rents therefrom to the Trustee pursuant to the terms of a Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases, dated as of November 1, 1999. As additional security for the payment of the Bonds, the Lessee will enter into a Guaranty Agreement with the Trustee, dated as of November 1, 1999, under the terms of which the Lessee, as guarantor, will unconditionally guarantee to the Trustee, for the benefit of the owners of the Bonds, the payment of the principal of and interest on the Bonds as the same become due.

         Pursuant to the Indenture, the Issuer may from time to time after the issuance of all of the Bonds of this series which are to be issued have been issued, sell and issue additional parity bonds for the purposes and subject to the terms and conditions contained in the Indenture. Such additional parity bonds will rank on a parity with and be equally secured with the Bonds of this series. Reference is hereby made to Article IV of the Indenture for a more complete description of the terms under which such additional parity bonds may be issued by the Issuer.

         The Issuer has agreed that it will use its best efforts to keep the Project continuously leased and will prescribe and collect rental payments therefor sufficient to pay when due the principal of and the interest on the Bonds. Reference to the Indenture is hereby made for a description of the aforesaid Bond Fund which is charged with, and pledged to, the payment of the principal of and the interest on the Bonds, the nature and extent of the security, the rights, duties and obligations of the Issuer and the Trustee, the rights of the owners of the Bonds, the terms and conditions under and upon the occurrence of which the Indenture and the Lease Agreement may be modified, the terms and conditions under which additional parity bonds may be issued and the terms and conditions under and upon the occurrence of which the lien of the Indenture may be defeased as to this Bond prior to the maturity or prepayment date hereof, to all of the provisions of which the owner hereof, by the acceptance of this Bond, assents.

         The Bonds of this series are subject to redemption prior to maturity at any time in whole or in part, at a redemption price equal to the principal amount to be redeemed plus accrued interest thereon to the date of redemption, at the option of the Lessee, such option to be exercised by written notice delivered to the Issuer and the Trustee at least 10 days prior to the date of redemption.

         When Bonds are called for redemption as aforesaid, notice thereof identifying the Bonds to be redeemed shall be given by mailing a copy of the redemption notice by first class mail, postage prepaid, not less than 10 nor more than 60 days prior to the redemption date to the registered owner of each such Bond to be redeemed at the address shown on the Bond Register. Any notice mailed as provided above shall be conclusively presumed to have been duly given, whether or not the owner receives such notice. Failure to give any notice of redemption, or any defect therein, shall not affect the validity of any proceedings for the redemption of any Bond as to which notice was given as provided in the Indenture.

         Upon the giving of such notice, the Bonds or portions thereof so called for redemption shall become and be due and payable at the applicable redemption price and on the date specified for redemption in such notice. On the date designated for redemption, notice having been given, moneys for payment of the redemption price being on deposit with the Trustee or any paying agents and any conditions to such redemption having been satisfied, the Bonds or portions thereof shall cease to be entitled to any benefit or security under the Indenture; and the registered owners thereof shall have no rights in respect of such Bonds or such portions thereof so called for redemption except to receive payment of the redemption price therefor and accrued interest thereon to the redemption date from the moneys deposited with the Trustee or any paying agent as provided in this paragraph.

         Less than the entire principal amount of any Bond in a denomination in excess of $100,000 may be redeemed and in such case, upon the surrender of such Bond, there shall be issued to the registered owner thereof, without charge therefor, for the unredeemed balance of the principal amount of such Bond, at the option of such registered owner, Bonds of the same stated maturity and interest rate and in any of the authorized denominations, as more fully set forth in the Indenture.

         This Bond is transferable by the registered owner hereof in person or by his attorney duly authorized in writing at the principal office of the Trustee, but only in the manner, subject to the conditions and limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer, a new fully registered Bond or fully registered Bonds in the same aggregate principal amount and of any authorized denomination or denominations shall be issued to the transferee or transferees in exchange therefor.

         The owner of this Bond shall have the right to enforce the payment of the principal hereof and the interest hereon at or after the maturity hereof, and the owner of this Bond shall have the right to enforce the provisions of the Indenture and to institute action to enforce the covenants therein, and to take any action with respect to any Event of Default under the Indenture, and to institute, appear in or defend any suit or other proceedings with respect thereto, as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with the interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

         This Bond is issued with the intent that the laws of the State of Georgia shall govern its construction.

         It is hereby certified and recited that all acts, conditions and things required by the Constitution and laws of the State of Georgia to happen, exist and be performed precedent to and in the issuance of this Bond, the execution of the Indenture and the adoption of the aforesaid resolution by the Issuer, have happened, exist and have been performed. The issuance of this

Bond and the series of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

         This Bond shall not be entitled to any benefit under the Indenture nor shall it become valid or obligatory for any purpose until it shall have been authenticated by execution by the Trustee of the certificate hereon endorsed.

         IN WITNESS WHEREOF, the Development Authority of Heard County has caused this Bond to be executed in its name by the signature of its Chairman, and its corporate seal to be hereunto affixed and attested by the signature of its Secretary, all as of the November 10, 1999.

                                     DEVELOPMENT AUTHORITY OF HEARD
                                     COUNTY

                                     By: /S/_______________________________
                                            Chairman

ATTEST

/S/___________________________
Secretary

(SEAL)

                                    * * * * *

                                    EXHIBIT A

                             SCHEDULE OF MATURITIES


             MATURITY DATE          PRINCIPAL                         MATURITY DATE           PRINCIPAL

           February 1, 2006      $    344,000                       February 1, 2018          5,844,000
             August 1, 2006           344,000                         August 1, 2018          5,844,000
           February 1, 2007           344,000                       February 1, 2019          6,532,000
             August 1, 2007           344,000                         August 1, 2019          6,532,000
           February 1, 2008           688,000                       February 1, 2020          6,875,000
             August 1, 2008           688,000                         August 1, 2020          6,875,000
           February 1, 2009         1,032,000                       February 1, 2021          7,219,000
             August 1, 2009         1,032,000                         August 1, 2021          7,219,000
           February 1, 2010         1,375,000                       February 1, 2022          7,563,000
             August 1, 2010         1,375,000                         August 1, 2022          7,563,000
           February 1, 2011         1,719,000                       February 1, 2023          8,250,000
             August 1, 2011         1,719,000                         August 1, 2023          8,250,000
           February 1, 2012         2,407,000                       February 1, 2024          8,594,000
             August 1, 2012         2,407,000                         August 1, 2024          8,594,000
           February 1, 2013         3,094,000                       February 1, 2025          8,938,000
             August 1, 2013         3,094,000                         August 1, 2025          8,938,000
           February 1, 2014         3,438,000                       February 1, 2026          9,282,000
             August 1, 2014         3,438,000                         August 1, 2026          9,282,000
           February 1, 2015         4,125,000                       February 1, 2027          9,969,000
             August 1, 2015         4,125,000                         August 1, 2027          9,969,000
           February 1, 2016         4,469,000                       February 1, 2028         11,688,000
             August 1, 2016         4,469,000                         August 1, 2028         11,688,000
           February 1, 2017         5,157,000                       February 1, 2029         12,375,000
             August 1, 2017         5,157,000                         August 1, 2029         12,375,000
                                                                    February 1, 2030         12,358,000
                                                                                      ====================
                                                                              Total:       $275,000,000

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         Date of authentication: 11/10/99

         The above Bond is one of the fully registered Bonds described in the above mentioned Indenture of Trust, and is hereby authenticated on its dated date as specified above.

                                   The Chase Manhattan Bank
                                   as Trustee

                                   By: /S/________________________________
                                          Annette M. Marsula
                                          Assistant Vice President

                                    * * * * *

                             VALIDATION CERTIFICATE

         STATE OF GEORGIA
         COUNTY OF HEARD

         The undersigned Clerk of the Superior Court of Heard County, Georgia, HEREBY CERTIFIES that the within Bond was confirmed and validated by judgment of the Superior Court of Heard County, Georgia, rendered on the 25th day of October, 1999, that no intervention or objection was filed thereto and that no appeal has been taken therefrom.

         WITNESS the manual or a duly authorized reproduced facsimile of may signature and the reproduced facsimile seal of said court.

(SEAL)                                /S/________________________
                                         Clerk, Superior Court,
                                         Heard County, Georgia

                                    * * * * *

                               (Form for Transfer)
                         COMPLETE AND SIGN THIS FORM FOR
                            REGISTRATION OF TRANSFER

                  For value received ________________________ hereby sells, assigns and transfers unto ________________________ this Bond and hereby irrevocably constitutes and appoints ______________________ Attorney to register such transfer on the books of registration in the office of the Registrar with full power of substitution in the premises.

Dated:_____________________                 ____________________________________
                                            NOTE:  The signature on this assignment
Signature Guaranteed by:                    must correspond with the name
                                            as written on the face of this Bond in every
                                            particular, without alteration, enlargement or
                                            any change whatsoever.

____________________________                _______________________________
Bank, Trust Company or                      Please insert social security
Member Firm of New York                     number or other identifying
Stock Exchange, Inc.                        number of assignee

                             MANNER OF TRANSFER FORM

[     ]       Beneficiary                                  [     ]     Transfer outside the United
                                                                       States in compliance with Rule 904
                                                                       of the Securities Act.

[     ]      Transfer inside the United States to          [     ]     Transfer inside the United States
             a Qualified Institutional Buyer in                        in compliance with Rule 144
             compliance with Rule 144A under                           under the Securities Act.
             the Securities Act.

                                [Name of Holder]

                                          ____________________________________
                                          Dated: _______________, ______ *

*To be dated the date of presentation or surrender.